Filed pursuant to 424(b)(3)

Registration Statement No. 333-272503

PROSPECTUS SUPPLEMENT NO. 1

(To Prospectus dated June 22, 2023)

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

Up to 13,333,333 Ordinary Shares

Warrant A to Subscribe for up to 13,333,333 Ordinary Shares

Warrant B to Subscribe for up to 13,333,333 Ordinary Shares

Pre-Funded Warrants to Subscribe for up to 13,333,333 Ordinary Shares

(or some combination of Ordinary Shares and Warrants

and/or Pre-Funded Warrants and Warrants in the amounts reflected above)

Up to 26,666,666 Ordinary Shares Underlying the Warrants

Up to 13,333,333 Ordinary Shares Underlying the Pre-Funded Warrants

This prospectus supplement (this “Prospectus Supplement”) is being filed to update and supplement our prospectus dated June 22, 2023, as supplemented (the “Prospectus”), whereby the Company is offering up to $3,200,000 of our ordinary shares, at a public offering price of $0.24, and Warrant A to subscribe for 13,333,333 ordinary shares and Warrant B to subscribe for 13,333,333 ordinary shares for no additional consideration. We are also offering to certain purchasers whose acquisition of ordinary shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, the opportunity to acquire, if any such purchaser so chooses, 13,333,333 pre-funded warrants to subscribe for ordinary shares, in lieu of ordinary shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares. Each pre-funded warrant will be exercisable for one ordinary share. The pre-funded exercise price for each pre-funded warrant (and accompanying warrants) will be equal to the price at which a single ordinary share is sold to the public in this offering, minus $0.0001, and the remaining non pre-funded exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the ordinary shares issuable upon exercise of any pre-funded warrants sold in this offering. Each ordinary share and pre-funded warrant is being issued together with a Warrant A to subscribe for one ordinary share at an exercise price of $0.24 per share (representing 100% of the price at which an ordinary share is issued to the public in this offering) and a Warrant B to subscribe for one ordinary share at an exercise price of $0.24 per share (representing 100% of the price at which an ordinary share is issued to the public in this offering). The warrants will be exercisable immediately and will expire five years from the date of issuance. For each pre-funded warrant acquired, the number of ordinary shares we are offering will be decreased on a one-for-one basis. Because we will issue a Warrant A and a Warrant B for each ordinary share and for each pre-funded warrant to subscribe for one ordinary share sold in this offering, the number of warrants issued as part of this offering will not change as a result of a change in the mix of the ordinary shares and pre-funded warrants issued. The ordinary shares and pre-funded warrants, and the accompanying warrants, can only be subscribed for together in this offering but will be issued separately and will be immediately separable upon issuance.

Specifically, this Prospectus Supplement is being filed to update and supplement the information included in the Prospectus with certain information contained in our Report on Form 6-K submitted to the U.S. Securities and Exchange Commission (the “SEC”) on June 27, 2023 (the “Form 6-K”). Accordingly, we have attached the Form 6-K to this Prospectus Supplement. Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent that information in this Prospectus Supplement modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This Prospectus Supplement is not complete without, and may not be utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

We may further amend or supplement the Prospectus and this Prospectus Supplement from time to time by filing amendments or supplements as required. You should read the entire Prospectus, this Prospectus Supplement and any amendments or supplements carefully before you make your investment decision.

Our Ordinary Shares are listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “SMX” and our public warrants are listed on The Nasdaq Capital Market under the symbol “SMXWW”. On June 27, 2023, the closing price of our Ordinary Shares was $0.1650.

Investing in our Ordinary Shares involves significant risks. You should read the section entitled “Risk Factors” beginning on page 15 of the Prospectus for a discussion of certain risk factors that you should consider before investing in our Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is June 29, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE

SECURITIES EXCHANGE ACT OF 1934

For the month of June 2023

Commission File Number: 001-41639

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Mespil Business Centre, Mespil House

Sussex Road, Dublin 4, Ireland

Tel: +353-1-920-1000

(Address of Principal Executive Offices) (Zip Code)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F. Form 20-F ☒ Form 40-F ☐

On June 27, 2023, SMX (Security Matters) Public Limited Company (the “Company”), issued a press release (the “Press Release”) announcing the closing of its previously announced underwritten public offering of securities (the “Offering”) for gross proceeds of approximately $3.24 million, prior to deducting underwriting discounts and commissions and offering expenses payable by the Company, including the exercise of the underwriter’s option to purchase an aggregate of 3,999,998 Option Warrants (as defined below) but excluding any exercise of the underwriter’s option to purchase any additional securities as described herein.

As previously disclosed, on June 22, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with EF Hutton, division of Benchmark Investments, LLC (the “Underwriter”) relating to the public offering of (i) 13,333,333 ordinary shares of the Company (each, an “Ordinary Share,” and collectively, the “Ordinary Shares”), par value $0.0001 per share, at a subscription price per share of $0.24 (the “Firm Shares”), (ii) 13,333,333 warrants in the form of Warrant A to subscribe for 13,333,333 Ordinary Shares, at an exercise price of $0.24 per share (“Warrant A”), and (iii) 13,333,333 warrants in the form of Warrant B to subscribe for 13,333,333 Ordinary Shares, at an exercise price of $0.24 per share (“Warrant B” and together with Warrant A, the “Firm Warrants” and, collectively with the Firm Shares, the “Firm Securities”). Additionally, the Underwriting Agreement provides that to the extent that the purchase of Firm Shares would cause the beneficial ownership of a purchaser in the Offering, together with its affiliates and certain related parties, to exceed 4.99% of the Ordinary Shares, the Company agrees to issue the Underwriter, for delivery to such purchasers, at the election of the purchasers, a number of Pre-Funded Warrants (the “Pre-Funded Warrants”), which are initially convertible on a 1-for-1 basis into Ordinary Shares, at a price per share of $0.2399 (100% of the public offering price allocated to each Firm Share less $0.0001).

The Company also granted the Underwriters a 45-day option to subscribe for, in the aggregate, (a) up to 1,999,999 additional Ordinary Shares (15% of the Firm Shares) at a subscription price per share of $0.24 (100% of the public offering price allocated to each Firm Share) (the “Option Shares” and together with the Firm Shares, the “Shares”) or Pre-Funded Warrants to subscribe for up to 1,999,999 Ordinary Shares at a price per share of $0.2399 (100% of the public offering price allocated to each Firm Share less $0.0001) and the remaining non pre-funded exercise price of each pre-funded warrant will be $0.0001 per share, and/or (b) 1,999,999 warrants in the form of Warrant A to subscribe for an aggregate of 1,999,999 Ordinary Shares (15% of the Firm Warrants) at an exercise price of $0.24 per warrant (100% of the public offering price allocated to each set of warrants in the form of Warrant A), and/or (c) 1,999,999 warrants in the form of Warrant B to purchase an aggregate of 1,999,999 Ordinary Shares (15% of the Firm Warrants) at a purchase price of $0.24 per warrant (100% of the public offering price allocated to each set of warrants in the form of Warrant B) (the “Option Warrants” and together with the Firm Warrants and Pre-Funded Warrants, if any, the “Warrants”), which may be subscribed for in any combination of Option Shares and/or the Option Warrants. The Option Shares and the Option Warrants are referred to as the “Option Securities”.

The Offering closed on June 27, 2023. The Company delivered the Firm Shares (or Firm Share equivalents in the form of Pre-Funded Warrants), the Firm Warrants and the Option Warrants to the Underwriter on the same day.

The Warrant A will be immediately exercisable and may be exercised at any time on or before June 27, 2028. On or after the earlier of (i) the thirty day anniversary of the date of the Underwriting Agreement and (ii) the date on which the aggregate composite trading volume of the Company’s Ordinary Shares as reported by Bloomberg LP beginning on the date of the Underwriting Agreement exceeds 15,000,000 Ordinary Shares, a holder of Warrant A warrants may also provide notice and elect a “cashless exercise” pursuant to which the holder would receive an aggregate number of Ordinary Shares equal to the product of (x) the aggregate number of Ordinary Shares that would be issuable upon a cash exercise and (y) 0.50.

The Warrant B will be immediately exercisable and may be exercised at any time on or before June 27, 2028.

A holder (together with its affiliates) of the Warrants may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the holder’s election) of the Company’s outstanding Ordinary Shares immediately after exercise, except that upon notice from the holder to the Company, the holder may decrease or increase the limitation of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of the Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the applicable Warrant, provided that any increase in such limitation shall not be effective until 61 days following notice to the Company.

The net proceeds to the Company upon the closing of the Offering, after deducting the underwriting commissions and estimated offering expenses payable by the Company, were approximately $2.68 million. The Company intends to use the net proceeds from the Offering for (i) sales and marketing, (ii) operational costs, (iii) product development, (iv) product and service expansion, (v) payment of outstanding liabilities and (vi) working capital and other general corporate purposes.

Pursuant to the Underwriting Agreement, the Company agreed to pay the Underwriter a cash fee equal to 8.0% of the gross proceeds of the Offering, an additional cash fee equal to 1.0% of the gross proceeds raised by the Company in the Offering for non-accountable expenses, and also agreed to pay the expenses of the underwriters in connection with the Offering, including Underwriters’ counsel legal fees, in an aggregate of $135,000.

The Company also granted to the Underwriter, warrants to subscribe for a number of Ordinary Shares equal to 5.0% of the total number of Ordinary Shares sold in the Offering at an exercise price per share equal to 110% of the public offering price in the Offering, or $0.264 (the “Underwriter’s Warrants”). The Underwriter’s Warrants will be non-exercisable for six months after the closing of the Offering and will expire 5 years after such date. The Underwriter’s Warrant contains provisions for (i) one demand registration of the shares underlying the Underwriter’s Warrant at the Company’s expense, (ii) one additional demand registration for such shares at the warrant holders’ expense for a period of five years from the closing date, and (iii) unlimited piggyback registration rights for a period of five years after the closing date at the Company’s expense. The number of shares subject to the Underwriter’s Warrant, and the exercise price of those securities, will be adjusted proportionately, as permitted by FINRA Rule 5110(f)(2)(G).

The Company has agreed, subject to certain exceptions, without the prior written consent of the Underwriter, that it will not, for a period of three months after the date of the Underwriting Agreement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (other than pursuant to a registration statement on Form S-8 for employee benefit plans); or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement, Warrant A, Warrant B, Pre-Funded Warrants and Underwriter’s Warrant do not purport to be complete and are qualified in their entirety by reference to the text of the Underwriting Agreement, Form of Warrant A, Form of Warrant B, form of Pre-Funded Warrant and form of Underwriter’s Warrant, which are filed as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4, respectively, to this Report on Form 6-K and are incorporated herein by reference. A copy of the press release is attached as Exhibit 99.1 to this Report on Form 6-K and is incorporated herein by reference.

The Firm Securities, the Pre-Funded Warrants and the Option Securities were offered and sold by the Company pursuant to a prospectus dated June 22, 2023 and filed with the Securities and Exchange Commission (the “SEC”), which is part of the Company’s effective registration statement on Form F-1 (File No. 333-272503) filed with the SEC on June 7, 2023 and amended by pre-effective amendments filed with the SEC prior to effectiveness (the “Registration Statement”).

This Report on Form 6-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any offer, solicitation or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Cautionary Statements Regarding Forward-Looking Statements

This Report on Form 6-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including those under “Risk Factors” in the Company’s Annual Report on Form 20-F filed with the SEC on May 1, 2023 and in the Registration Statement. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Exhibit Number	Description

1.1	Underwriting Agreement dated June 22, 2023 (incorporated by reference to Exhibit 1.1 of the Company’s Form 6-K filed with the Securities and Commission on June 23, 2023)

4.1	Form of Warrant A Agreement

4.2	Form of Warrant B Agreement

4.3	Form of Pre-Funded Warrant

4.4	Form of Underwriter Warrant

99.1	Press release dated June 27, 2023

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 27, 2023

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

By:	/s/ Haggai Alon
Name:	Haggai Alon
Title:	Chief Executive Officer

Exhibit 4.1

FORM OF WARRANT A

SMX (Security Matters) Public Limited Company

WARRANT TO SUBSCRIBE FOR ORDINARY SHARES

Warrant No.: [  ]

Number of Ordinary Shares: [   ]

Date of Issuance: June 27, 2023 (“Issuance Date”)

SMX (Security Matters) Public Limited Company, a public limited company incorporated under the laws of Ireland (the “Company”), hereby certifies that, [ ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to subscribe for from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after June 27, 2023 (the “Initial Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below), [ ] fully paid non-assessable Ordinary Shares (as defined below), subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Subscribe For Ordinary Shares (including any Warrants to Subscribe For Ordinary Shares issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Subscribe For Ordinary Shares (the “Warrants”) issued pursuant to (i) that certain Underwriting Agreement, dated as of June 22, 2023 (the “Subscription Date”) by and between the Company and EF Hutton, division of Benchmark Investments, LLC, as sole underwriter (the “Underwriting Agreement”), (ii) the Company’s Registration Statement on Form F-1 (File number 333-272503 under the Securities Act of 1933, as amended (the “Registration Statement”) and (iii) the Company’s prospectus dated as of June 7, 2023. This Warrant shall initially be issued and maintained in the form of a security held in book-entry form at Continental Stock Transfer & Trust Company, registered in the name of the Holder until exercised pursuant to the terms of this Warrant.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by delivery (whether via facsimile, electronic mail or otherwise) of a written notice, in the form attached hereto as Annex A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following the delivery of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or, if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Notwithstanding the foregoing, with respect to any Exercise Notice(s) delivered on or prior to 12:00 p.m. (New York City time) on the Initial Exercisability Date, which may be delivered at any time after the time of execution on the Subscription Date, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Exercisability Date and the Initial Exercisability Date shall be the Share Delivery Date (as defined below) for purposes hereunder, provided that payment of the aggregate Exercise Price (other than in the case of a Cashless Exercise) is received by such Share Delivery Date. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and delivery of a new Warrant evidencing the right to subscribe for the remaining number of Warrant Shares and the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has subscribed for all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Exercise Notice is delivered to the Company. On or before the first (1st) Trading Day following the date on which the Holder has delivered the applicable Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Transfer Agent. So long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the earlier of (i) the second (2nd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the first (1st) Trading Day following the date on which the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered (such earlier date, or if later, the earliest day on which the Company is required to deliver Warrant Shares pursuant to this Section 1(a), the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in FAST, issue and dispatch by overnight courier to the physical address or email address as specified in the Exercise Notice, a certificate or evidence of a credit of book-entry shares, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to subscribe for the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded down to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder’s delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise) with respect to such exercise.

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(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.24 per share, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If either (I) the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the applicable Share Delivery Date, if (x) the Transfer Agent is not participating in FAST, a certificate or evidence of a book-entry credit for the number of Ordinary Shares to which the Holder is entitled and register such Ordinary Shares on the Company’s share register or (y) the Transfer Agent is participating in FAST, to credit the Holder’s balance account with DTC, for such number of Ordinary Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant or (II) a registration statement (which may be the Registration Statement) covering the issuance of the Warrant Shares that are the subject of the Exercise Notice (the “Exercise Notice Warrant Shares”) is not available for the issuance of such Exercise Notice Warrant Shares and (x) the Company fails to promptly, but in no event later than one (1) Business Day after such registration statement becomes unavailable, to so notify the Holder and (y) the Company is unable to deliver the Exercise Notice Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Exercise Notice Warrant Shares to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, an “Exercise Failure”), then, in addition to all other remedies available to the Holder, if on or prior to the applicable Share Delivery Date either (I) if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver a certificate or evidence of a book-entry credit to the Holder and register such Ordinary Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, credit the Holder’s balance account with DTC for the number of Ordinary Shares to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below or (II) if a Notice Failure occurs, and if on or after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request, (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder subscribes for Ordinary Shares having a total exercise price of $11,000 to cover a Buy-In with respect to an attempted exercise of Ordinary Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Ordinary Shares upon exercise of the Warrant as required pursuant to the terms hereof. The Company’s current transfer agent participates in FAST. In the event that the Company changes transfer agents while this Warrant is outstanding, the Company shall use its commercially reasonable efforts to select a transfer agent that participates in FAST and use its commercially reasonable efforts to cause its transfer agent to participate in FAST with respect to this Warrant. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (ii) if a registration statement (which may be the Registration Statement) covering the issuance of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance of such Exercise Notice Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and/or (y) switch some or all of such Exercise Notice from a cash exercise to a Cashless Exercise. In addition to the foregoing, if the Company fails for any reason to deliver to the Holder the Warrant Shares subject to an Exercise Notice by the second Trading Day following the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the value of each Warrant Share equaling $0.60), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after such liquidated damages begin to accrue) for each Trading Day following the second Trading Day following such Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

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(d) Cashless Exercise.

Notwithstanding anything to the contrary herein, the Holder may effect a “Cashless Exercise” on or after the earlier of (i) the thirty (30) day anniversary of the date of the Underwriting Agreement and (ii) the date on which the aggregate composite trading volume of the Ordinary Shares as reported by Bloomberg LP beginning on the date of the Underwriting Agreement exceeds 15,000,000 Ordinary Shares, a holder of Warrant Shares may also provide notice and elect an “Cashless Exercise” pursuant to which the Holder would receive an aggregate number of Ordinary Shares equal to the product of (x) the aggregate number of Ordinary Shares that would be issuable upon a cash exercise and (y) 0.50.

If Warrant Shares are issued in such a Cashless Exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 1(d) except if contrary to applicable law. Without limiting the rights of a Holder to receive Warrant Shares on a Cashless Exercise, and to receive the cash payments contemplated pursuant to Sections 1(c) and 4(b), in no event will the Company be required to net cash settle a Warrant exercise.

Any Cashless Exercise of Warrants shall be subject at all times to the payment in cash to the Company of an amount no less than the nominal value of each Warrant Share (US$0.0001 each).

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 11.

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(f) Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) (the “Maximum Percentage”) of the number of Ordinary Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by the Holder and the other Attribution Parties shall include the number of Ordinary Shares held by the Holder and all other Attribution Parties plus the number of Ordinary Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of this Warrant, in determining the number of outstanding Ordinary Shares the Holder may subscribe for upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (x) the Company’s most recent Annual Report on Form 20-F, and Reports on Form 6-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding Ordinary Shares is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of Ordinary Shares then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be subscribed for pursuant to such Exercise Notice (the number of shares by which such subscription is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally, in writing or by electronic mail to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Ordinary Shares to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Ordinary Shares (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the Ordinary Shares issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

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(g) Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of Ordinary Shares at least equal to 100% of the maximum number of Ordinary Shares as shall be necessary to satisfy the Company’s obligation to issue Ordinary Shares under the Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of Ordinary Shares reserved pursuant to this Section 1(g) be reduced other than in connection with any exercise of Warrants or such other event covered by Section 2(c) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of Ordinary Shares issuable upon exercise of Warrants held by each holder thereof on the Issuance Date (without regard to any limitations on exercise) (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any Ordinary Shares reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of Ordinary Shares issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise).

(h) Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved Ordinary Shares to satisfy its obligation to reserve for issuance the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized Ordinary Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized Ordinary Shares. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized Ordinary Shares and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Ordinary Shares to approve the increase in the number of authorized Ordinary Shares, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C or other corresponding filing, if any, if permitted or obligated for use by foreign private issuers.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows (without duplication):

(a) Intentionally omitted.

(b) Voluntary Adjustment By Company. Unless prohibited by the rules of the Principal Market, the Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(c) Adjustment Upon Subdivision or Combination of Ordinary Shares. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Ordinary Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Ordinary Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if, on or after the Subscription Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such Ordinary Shares as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

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4. FUNDAMENTAL TRANSACTIONS. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the Ordinary Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the Ordinary Shares (or other securities, cash, assets or other property) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such Ordinary Shares (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of Ordinary Shares are entitled to receive securities or other assets with respect to or in exchange for Ordinary Shares (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the Ordinary Shares (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) (collectively, the “Corporate Event Consideration”) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). The provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Requisite Holders. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the exercise of the Warrants, the number of Ordinary Shares as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

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6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide or make available to the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders, which may be by press release or the filing of a Report on Form 6-K or other filing with the SEC.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to subscribe for the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to subscribe for the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to subscribe for the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to subscribe for the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to subscribe for such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.

(d) Delivery of New Warrants. Whenever the Company is required to deliver a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to subscribe for the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of Ordinary Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

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8. NOTICES. Whenever notice is required to be given under this Warrant, including, without limitation, an Exercise Notice, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, electronic mail or by facsimile or (b) from outside the United States, by International Federal Express, electronic mail or facsimile, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two (2) Business Days after so mailed and (D) at the time of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 prior to 5:00 p.m. (New York time) on a Trading Day, (E) the next Trading Day after the date of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 on a day that is not a Trading Day or later than 5:00 p.m. (New York time) on any Trading Day and (F) if delivered by facsimile, upon electronic confirmation of delivery of such facsimile, and will be delivered and addressed as follows:

(i) if to the Company, to:

SMX (Security Matters) Public Limited Company

Mespil Business Centre, Mespil House

Sussex Road, Dublin 4, Ireland

Attention: Haggai Alon, Chief Executive Officer

Email: haggai@securitymattersltd.com

(ii) if to the Holder, at such address or other contact information delivered by the Holder to the Company or as is on the books and records of the Company.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly following any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Ordinary Shares or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10. GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and of the United States of America sitting in The City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 8 above or such other address as the Company subsequently delivers to the Holder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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11. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

12. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.

(a) The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and any other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

(b) If (i) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements; provided, however, that the Company shall only be required to pay any such costs under clause (i) of this Section 12(b) if the Holder is the prevailing party in any such collection, enforcement or legal proceeding.

13. TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company.

14. SEVERABILITY; CONSTRUCTION; HEADINGS. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

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15. DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or its subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, non-public information on a Report on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its subsidiaries.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Subscription Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Ordinary Shares would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(c) [Intentionally Omitted]

(d) [Intentionally Omitted]

(e) “Bloomberg” means Bloomberg Financial Markets.

(f) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(g) [Intentionally Omitted]

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(h) [Intentionally Omitted]

(i) [Intentionally Omitted]

(j) “Eligible Market” means The Nasdaq Capital Market, the NYSE American LLC, The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange, Inc.

(k) “Expiration Date” means the date sixty (60) months after the Initial Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(l) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Ordinary Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding Ordinary Shares, (y) 50% of the outstanding Ordinary Shares calculated as if any Ordinary Shares held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of Ordinary Shares such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Ordinary Shares, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding Ordinary Shares, (y) at least 50% of the outstanding Ordinary Shares calculated as if any Ordinary Shares held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of Ordinary Shares such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Ordinary Shares, or (v) reorganize, recapitalize or reclassify its Ordinary Shares, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Ordinary Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares not held by all such Subject Entities as of the Subscription Date calculated as if any Ordinary Shares held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Ordinary Shares without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(m) [Intentionally Omitted]

(n) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(o) [Intentionally Omitted]

(p) “Ordinary Shares” means (i) the Company’s ordinary shares, par value $0.0001 per share, and (ii) any capital stock into which such Ordinary Shares shall have been changed or any capital stock resulting from a reclassification of such Ordinary Shares.

(q) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose ordinary shares or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(r) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(s) “Principal Market” means The Nasdaq Global Market.

(t) “Requisite Holders” means the holders of the Warrants representing a majority of the Ordinary Shares underlying the Warrants then outstanding.

(u) “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Company’s primary trading market or quotation system with respect to the Ordinary Shares that is in effect on the date of receipt of an applicable Exercise Notice.

(v) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(w) “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(x) “Trading Day” means any day on which the Ordinary Shares is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Ordinary Shares, then on the principal securities exchange or securities market on which the Ordinary Shares is then traded.

(y) “Transaction Documents” means any agreement entered into by and between the Company and the Holder, as applicable.

(z) “Transfer Agent” means Continental Stock Transfer & Trust Company, the transfer agent of the Company as of the Initial Exercisability Date, with a mailing address of 1 State Street 30th Floor, New York, NY 10004-1561, and any successor transfer agent of the Company.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Subscribe For Ordinary Shares to be duly executed as of the Issuance Date set out above.

SMX (Security Matters) Public Limited Company

By:
Name:	Haggai Alon
Title:	Chief Executive Officer

[Signature Page to Warrant to Subscribe For Ordinary Shares]

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Annex A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO SUBSCRIBE FOR ORDINARY SHARES

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

The undersigned holder hereby exercises the right to subscribe for ______________ Ordinary Shares (“Warrant Shares”) of SMX (Security Matters) Public Limited Company, a public limited company incorporated under the laws of Ireland (the “Company”), evidenced by the attached Warrant to Subscribe For Ordinary Shares (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The holder intends that payment of the Exercise Price shall be made as:

______________ a “Cash Exercise” with respect to ______________ Warrant Shares; and/or

______________ a “Cashless Exercise” with respect to ______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $ _________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder ______________ Warrant Shares in accordance with the terms of the Warrant.

Date:

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of Ordinary Shares on or prior to the applicable Share Delivery Date.

SMX (Security Matters) Public Limited Company

By:
Name:
Title:

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Exhibit 4.2

FORM OF WARRANT B

SMX (Security Matters) Public Limited Company

WARRANT TO SUBSCRIBE FOR ORDINARY SHARES

Warrant No.: [  ]

Number of Ordinary Shares: [  ]

Date of Issuance: June 27, 2023 (“Issuance Date”)

SMX (Security Matters) Public Limited Company, a public limited company incorporated under the laws of Ireland (the “Company”), hereby certifies that, [  ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to subscribe for from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after June 27, 2023 (the “Initial Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below), [  ] fully paid non-assessable Ordinary Shares (as defined below), subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Subscribe For Ordinary Shares (including any Warrants to Subscribe For Ordinary Shares issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Subscribe For Ordinary Shares (the “Warrants”) issued pursuant to (i) that certain Underwriting Agreement, dated as of June 22, 2023 (the “Subscription Date”) by and between the Company and EF Hutton, division of Benchmark Investments, LLC, as sole underwriter (the “Underwriting Agreement”), (ii) the Company’s Registration Statement on Form F-1 (File number 333-272503 under the Securities Act of 1933, as amended (the “Registration Statement”) and (iii) the Company’s prospectus dated as of June 7, 2023. This Warrant shall initially be issued and maintained in the form of a security held in book-entry form at Continental Stock Transfer & Trust Company, registered in the name of the Holder until exercised pursuant to the terms of this Warrant.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by delivery (whether via facsimile, electronic mail or otherwise) of a written notice, in the form attached hereto as Annex A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following the delivery of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Notwithstanding the foregoing, with respect to any Exercise Notice(s) delivered on or prior to 12:00 p.m. (New York City time) on the Initial Exercisability Date, which may be delivered at any time after the time of execution on the Subscription Date, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Exercisability Date and the Initial Exercisability Date shall be the Share Delivery Date (as defined below) for purposes hereunder, provided that payment of the aggregate Exercise Price is received by such Share Delivery Date. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and delivery of a new Warrant evidencing the right to subscribe for the remaining number of Warrant Shares and the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has subscribed for all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Exercise Notice is delivered to the Company. On or before the first (1st) Trading Day following the date on which the Holder has delivered the applicable Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Transfer Agent. So long as the Holder delivers the Aggregate Exercise Price on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the earlier of (i) the second (2nd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the Aggregate Exercise Price on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the first (1st) Trading Day following the date on which the Aggregate Exercise Price is delivered (such earlier date, or if later, the earliest day on which the Company is required to deliver Warrant Shares pursuant to this Section 1(a), the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in FAST, issue and dispatch by overnight courier to the physical address or email address as specified in the Exercise Notice, a certificate or evidence of a credit of book-entry shares, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to subscribe for the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded down to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder’s delivery of the Aggregate Exercise Price with respect to such exercise.

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(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.24 per share, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If either (I) the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the applicable Share Delivery Date, if (x) the Transfer Agent is not participating in FAST, a certificate or evidence of a book-entry credit for the number of Ordinary Shares to which the Holder is entitled and register such Ordinary Shares on the Company’s share register or (y) the Transfer Agent is participating in FAST, to credit the Holder’s balance account with DTC, for such number of Ordinary Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant or (II) a registration statement (which may be the Registration Statement) covering the issuance of the Warrant Shares that are the subject of the Exercise Notice (the “Exercise Notice Warrant Shares”) is not available for the issuance of such Exercise Notice Warrant Shares and (x) the Company fails to promptly, but in no event later than one (1) Business Day after such registration statement becomes unavailable, to so notify the Holder and (y) the Company is unable to deliver the Exercise Notice Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Exercise Notice Warrant Shares to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, an “Exercise Failure”), then, in addition to all other remedies available to the Holder, if on or prior to the applicable Share Delivery Date either (I) if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver a certificate or evidence of a book-entry credit to the Holder and register such Ordinary Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, credit the Holder’s balance account with DTC for the number of Ordinary Shares to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below or (II) if a Notice Failure occurs, and if on or after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request, (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder subscribes for Ordinary Shares having a total exercise price of $11,000 to cover a Buy-In with respect to an attempted exercise of Ordinary Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Ordinary Shares upon exercise of the Warrant as required pursuant to the terms hereof. The Company’s current transfer agent participates in FAST. In the event that the Company changes transfer agents while this Warrant is outstanding, the Company shall use its commercially reasonable efforts to select a transfer agent that participates in FAST and use its commercially reasonable efforts to cause its transfer agent to participate in FAST with respect to this Warrant. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (ii) if a registration statement (which may be the Registration Statement) covering the issuance of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance of such Exercise Notice Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise. In addition to the foregoing, if the Company fails for any reason to deliver to the Holder the Warrant Shares subject to an Exercise Notice by the second Trading Day following the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the value of each Warrant Share equaling $0.60), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after such liquidated damages begin to accrue) for each Trading Day following the second Trading Day following such Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

(d) Intentionally Omitted.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 11.

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(f) Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) (the “Maximum Percentage”) of the number of Ordinary Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by the Holder and the other Attribution Parties shall include the number of Ordinary Shares held by the Holder and all other Attribution Parties plus the number of Ordinary Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of this Warrant, in determining the number of outstanding Ordinary Shares the Holder may subscribe for upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (x) the Company’s most recent Annual Report on Form 20-F, and Reports on Form 6-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding Ordinary Shares is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of Ordinary Shares then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be subscribed for pursuant to such Exercise Notice (the number of shares by which such subscription is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally, in writing or by electronic mail to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Ordinary Shares to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Ordinary Shares (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the Ordinary Shares issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

(g) Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of Ordinary Shares at least equal to 100% of the maximum number of Ordinary Shares as shall be necessary to satisfy the Company’s obligation to issue Ordinary Shares under the Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of Ordinary Shares reserved pursuant to this Section 1(g) be reduced other than in connection with any exercise of Warrants or such other event covered by Section 2(c) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of Ordinary Shares issuable upon exercise of Warrants held by each holder thereof on the Issuance Date (without regard to any limitations on exercise) (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any Ordinary Shares reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of Ordinary Shares issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise).

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(h) Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved Ordinary Shares to satisfy its obligation to reserve for issuance the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized Ordinary Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized Ordinary Shares. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized Ordinary Shares and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Ordinary Shares to approve the increase in the number of authorized Ordinary Shares, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C or other corresponding filing, if any, if permitted or obligated for use by foreign private issuers.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows (without duplication):

(a) Intentionally omitted.

(b) Voluntary Adjustment By Company. Unless prohibited by the rules of the Principal Market, the Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(c) Adjustment Upon Subdivision or Combination of Ordinary Shares. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Ordinary Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Ordinary Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if, on or after the Subscription Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such Ordinary Shares as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

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4. FUNDAMENTAL TRANSACTIONS. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the Ordinary Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the Ordinary Shares (or other securities, cash, assets or other property) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such Ordinary Shares (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of Ordinary Shares are entitled to receive securities or other assets with respect to or in exchange for Ordinary Shares (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the Ordinary Shares (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) (collectively, the “Corporate Event Consideration”) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). The provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Requisite Holders. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the exercise of the Warrants, the number of Ordinary Shares as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide or make available to the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders, which may be by press release or the filing of a Report on Form 6-K or other filing with the SEC.

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7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to subscribe for the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to subscribe for the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to subscribe for the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to subscribe for the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to subscribe for such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.

(d) Delivery of New Warrants. Whenever the Company is required to deliver a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to subscribe for the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of Ordinary Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, including, without limitation, an Exercise Notice, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, electronic mail or by facsimile or (b) from outside the United States, by International Federal Express, electronic mail or facsimile, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two (2) Business Days after so mailed and (D) at the time of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 prior to 5:00 p.m. (New York time) on a Trading Day, (E) the next Trading Day after the date of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 on a day that is not a Trading Day or later than 5:00 p.m. (New York time) on any Trading Day and (F) if delivered by facsimile, upon electronic confirmation of delivery of such facsimile, and will be delivered and addressed as follows:

(i) if to the Company, to:

SMX (Security Matters) Public Limited Company

Mespil Business Centre, Mespil House

Sussex Road, Dublin 4, Ireland

Attention: Haggai Alon, Chief Executive Officer

Email: haggai@securitymattersltd.com

(ii) if to the Holder, at such address or other contact information delivered by the Holder to the Company or as is on the books and records of the Company.

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The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly following any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Ordinary Shares or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10. GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and of the United States of America sitting in The City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 8 above or such other address as the Company subsequently delivers to the Holder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

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12. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.

(a) The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and any other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

(b) If (i) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements; provided, however, that the Company shall only be required to pay any such costs under clause (i) of this Section 12(b) if the Holder is the prevailing party in any such collection, enforcement or legal proceeding.

13. TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company.

14. SEVERABILITY; CONSTRUCTION; HEADINGS. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

15. DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or its subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, non-public information on a Report on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its subsidiaries.

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16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Subscription Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Ordinary Shares would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(c) [Intentionally Omitted]

(d) [Intentionally Omitted]

(e) “Bloomberg” means Bloomberg Financial Markets.

(f) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(g) [Intentionally Omitted]

(h) [Intentionally Omitted]

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(i) [Intentionally Omitted]

(j) “Eligible Market” means The Nasdaq Capital Market, the NYSE American LLC, The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange, Inc.

(k) “Expiration Date” means the date sixty (60) months after the Initial Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(l) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Ordinary Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding Ordinary Shares, (y) 50% of the outstanding Ordinary Shares calculated as if any Ordinary Shares held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of Ordinary Shares such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Ordinary Shares, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding Ordinary Shares, (y) at least 50% of the outstanding Ordinary Shares calculated as if any Ordinary Shares held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of Ordinary Shares such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Ordinary Shares, or (v) reorganize, recapitalize or reclassify its Ordinary Shares, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Ordinary Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares not held by all such Subject Entities as of the Subscription Date calculated as if any Ordinary Shares held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Ordinary Shares without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(m) [Intentionally Omitted]

(n) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(o) [Intentionally Omitted]

(p) “Ordinary Shares” means (i) the Company’s ordinary shares, par value $0.0001 per share, and (ii) any capital stock into which such Ordinary Shares shall have been changed or any capital stock resulting from a reclassification of such Ordinary Shares.

(q) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose ordinary shares or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(r) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(s) “Principal Market” means The Nasdaq Global Market.

(t) “Requisite Holders” means the holders of the Warrants representing a majority of the Ordinary Shares underlying the Warrants then outstanding.

(u) “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Company’s primary trading market or quotation system with respect to the Ordinary Shares that is in effect on the date of receipt of an applicable Exercise Notice.

(v) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(w) “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(x) “Trading Day” means any day on which the Ordinary Shares is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Ordinary Shares, then on the principal securities exchange or securities market on which the Ordinary Shares is then traded.

(y) “Transaction Documents” means any agreement entered into by and between the Company and the Holder, as applicable.

(z) “Transfer Agent” means Continental Stock Transfer & Trust Company, the transfer agent of the Company as of the Initial Exercisability Date, with a mailing address of 1 State Street 30th Floor, New York, NY 10004-1561, and any successor transfer agent of the Company.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Subscribe For Ordinary Shares to be duly executed as of the Issuance Date set out above.

SMX (Security Matters) Public Limited Company

By:
Name:	Haggai Alon
Title:	Chief Executive Officer

[Signature Page to Warrant to Subscribe For Ordinary Shares]

Annex A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO SUBSCRIBE FOR ORDINARY SHARES

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

The undersigned holder hereby exercises the right to subscribe for ______________ Ordinary Shares (“Warrant Shares”) of SMX (Security Matters) Public Limited Company, a public limited company incorporated under the laws of Ireland (the “Company”), evidenced by the attached Warrant to Subscribe For Ordinary Shares (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The holder intends that payment of the Exercise Price shall be made as:

______________ a “Cash Exercise” with respect to ______________ Warrant Shares; and/or

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $ _________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder ______________ Warrant Shares in accordance with the terms of the Warrant.

Date: __________________

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of Ordinary Shares on or prior to the applicable Share Delivery Date.

SMX (Security Matters) Public Limited Company

By:
Name:
Title:

Exhibit 4.3

FORM OF PRE-FUNDED WARRANT

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

PRE-FUNDED WARRANT TO SUBSCRIBE FOR ORDINARY SHARES

Warrant No.: [  ]

Number of Ordinary Shares: [  ]

Date of Issuance: June 27, 2023 (“Issuance Date”)

SMX (Security Matters) Public Limited Company, a public limited company incorporated under the laws of Ireland (the “Company”), hereby certifies that, [  ] [  ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to subscribe for from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after June 27, 2023 (the “Initial Exercisability Date”), until exercised in full (the “Termination Date”), [  ] ([  ]) fully paid non-assessable Ordinary Shares (as defined below), subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Subscribe for Ordinary Shares (including any Pre-Funded Warrants to Subscribe for Ordinary Shares issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 16. This Warrant is one of the Pre-Funded Warrants to Subscribe for Ordinary Shares (the “Warrants”) issued pursuant to (i) that certain Underwriting Agreement, dated as of June 22, 2023 (the “Subscription Date”) by and between the Company and EF Hutton, division of Benchmark Investments, LLC, as sole underwriter, (ii) the Company’s Registration Statement on Form F-1 (File number 333-272503) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) and (iii) the Company’s prospectus dated as of June 7, 2023.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by delivery (whether via facsimile, electronic mail or otherwise) of a written notice, in the form attached hereto as Annex A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following the delivery of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Notwithstanding the foregoing, with respect to any Exercise Notice(s) delivered on or prior to 12:00 p.m. (New York City time) on the Initial Exercisability Date, which may be delivered at any time after the time of execution on the Subscription Date, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Exercisability Date and the Initial Exercisability Date shall be the Share Delivery Date (as defined below) for purposes hereunder, provided that payment of the aggregate Exercise Price is received by such Share Delivery Date. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and delivery of a new Warrant evidencing the right to subscribe for the remaining number of Warrant Shares and the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has subscribed for all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Exercise Notice is delivered to the Company. On or before the first (1st) Trading Day following the date on which the Holder has delivered the applicable Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Company’s transfer agent (the “Transfer Agent”). So long as the Holder delivers the Aggregate Exercise Price on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the earlier of (i) the second (2nd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the Aggregate Exercise Price on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the first (1st) Trading Day following the date on which the Aggregate Exercise Price is delivered (such earlier date, or if later, the earliest day on which the Company is required to deliver Warrant Shares pursuant to this Section 1(a), the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program (“FAST”), issue and dispatch by overnight courier to the physical address or email address as specified in the Exercise Notice, a certificate or evidence of a credit of book-entry shares, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to subscribe for the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded down to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder’s delivery of the Aggregate Exercise Price with respect to such exercise.

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(b) Exercise Price. A portion of the aggregate exercise price of this Warrant was pre-funded to the Company on or prior to the Initial Exercisability Date and, consequently, only the non pre-funded exercise price of $0.0001 per Warrant Share shall be required to be paid by the Holder to any Person to affect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-funded exercise price under any circumstance or for any reason whatsoever, including in the event this Warrant shall not have been exercised prior to the Termination Date. The non pre-funded exercise price per Ordinary Shares under this Warrant shall be $0.0001, subject to adjustment hereunder (the “Exercise Price”).

(c) Company’s Failure to Timely Deliver Securities. If either (I) the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the applicable Share Delivery Date, if (x) the Transfer Agent is not participating in FAST, a certificate or evidence of a book-entry credit for the number of Ordinary Shares to which the Holder is entitled and register such Ordinary Shares on the Company’s share register or (y) the Transfer Agent is participating in FAST, to credit the Holder’s balance account with DTC, for such number of Ordinary Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant or (II) a registration statement (which may be the Registration Statement) covering the issuance or resale of the Warrant Shares that are the subject of the Exercise Notice (the “Exercise Notice Warrant Shares”) is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares and (x) the Company fails to promptly, but in no event later than one (1) Business Day after such registration statement becomes unavailable, to so notify the Holder and (y) the Company is unable to deliver the Exercise Notice Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Exercise Notice Warrant Shares to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, an “Exercise Failure”), then, in addition to all other remedies available to the Holder, if on or prior to the applicable Share Delivery Date either (I) if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver a certificate or evidence of a book-entry credit to the Holder and register such Ordinary Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, credit the Holder’s balance account with DTC for the number of Ordinary Shares to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below or (II) if a Notice Failure occurs, and if on or after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request, (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder subscribes for Ordinary Shares having a total exercise price of $11,000 to cover a Buy-In with respect to an attempted exercise of Ordinary Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Ordinary Shares upon exercise of the Warrant as required pursuant to the terms hereof. The Company’s current transfer agent participates in FAST. In the event that the Company changes transfer agents while this Warrant is outstanding, the Company shall use its commercially reasonable efforts to select a transfer agent that participates in FAST and use its commercially reasonable efforts to cause its transfer agent to participate in FAST with respect to this Warrant. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (ii) if a registration statement (which may be the Registration Statement) covering the issuance or resale of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise. In addition to the foregoing, if the Company fails for any reason to deliver to the Holder the Warrant Shares subject to an Exercise Notice by the second Trading Day following the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the value of each Warrant Share equaling $0.60), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after such liquidated damages begin to accrue) for each Trading Day following the second Trading Day following such Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

(d) Intentionally Omitted.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 11.

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(f) Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of [4.99/9.99]% (the “Maximum Percentage”) of the number of Ordinary Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by the Holder and the other Attribution Parties shall include the number of Ordinary Shares held by the Holder and all other Attribution Parties plus the number of Ordinary Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Warrant, in determining the number of outstanding Ordinary Shares the Holder may subscribe for upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (x) the Company’s most recent Annual Report on Form 20-F and Reports on Form 6-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding Ordinary Shares is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of Ordinary Shares then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be subscribed for pursuant to such Exercise Notice (the number of shares by which such subscription is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing or by electronic mail to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Ordinary Shares to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Ordinary Shares (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the Ordinary Shares issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

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(g) Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of Ordinary Shares at least equal to 100% of the maximum number of Ordinary Shares as shall be necessary to satisfy the Company’s obligation to issue Ordinary Shares under the Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of Ordinary Shares reserved pursuant to this Section 1(g) be reduced other than in connection with any exercise of Warrants or such other event covered by Section 2(c) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of Ordinary Shares issuable upon exercise of Warrants held by each holder thereof on the Issuance Date (without regard to any limitations on exercise) (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any Ordinary Shares reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of Ordinary Shares issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise).

(h) Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved Ordinary Shares to satisfy its obligation to reserve for issuance the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized Ordinary Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized Ordinary Shares. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized Ordinary Shares and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Ordinary Shares to approve the increase in the number of authorized Ordinary Shares, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C or other corresponding filing, if any, if permitted or obligated for use by foreign private issuers.

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2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows (without duplication):

(a) Intentionally omitted.

(b) Intentionally omitted.

(c) Adjustment Upon Subdivision or Combination of Ordinary Shares. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Ordinary Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Ordinary Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if, on or after the Subscription Date and on or prior to the Termination Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such Ordinary Shares as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

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4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time on or after the Subscription Date and on or prior to the Termination Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Ordinary Shares as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Fundamental Transaction. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the Ordinary Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the Ordinary Shares (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such Ordinary Shares (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of Ordinary Shares are entitled to receive securities or other assets with respect to or in exchange for Ordinary Shares (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Termination Date, in lieu of the Ordinary Shares (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) (collectively, the “Corporate Event Consideration”) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). The provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Requisite Holders. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

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5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the exercise of the Warrants, the number of Ordinary Shares as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide or make available to the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders, which may be by press release or the filing of a Report on Form 6-K or other filing with the SEC.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to subscribe for the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to subscribe for the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to subscribe for the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to subscribe for the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to subscribe for such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.

(d) Delivery of New Warrants. Whenever the Company is required to deliver a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to subscribe for the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of Ordinary Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

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8. NOTICES. Whenever notice is required to be given under this Warrant, including, without limitation, an Exercise Notice, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, electronic mail or by facsimile or (b) from outside the United States, by International Federal Express, electronic mail or facsimile, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two (2) Business Days after so mailed and (D) at the time of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 prior to 5:00 p.m. (New York time) on a Trading Day, (E) the next Trading Day after the date of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 on a day that is not a Trading Day or later than 5:00 p.m. (New York time) on any Trading Day and (F) if delivered by facsimile, upon electronic confirmation of delivery of such facsimile, and will be delivered and addressed as follows:

(i) if to the Company, to:

SMX (Security Matters) Public Limited Company

Mespil Business Centre, Mespil House

Sussex Road, Dublin 4, Ireland

Attention: Haggai Alon, Chief Executive Officer

Email: haggai@securitymattersltd.com

(ii) if to the Holder, at such address or other contact information delivered by the Holder to the Company or as is on the books and records of the Company.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly following any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Ordinary Shares or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10. GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and of the United States of America sitting in The City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 8 above or such other address as the Company subsequently delivers to the Holder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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11. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

12. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.

(a) The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and any other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

(b) If (i) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements; provided, however, that the Company shall only be required to pay any such costs under clause (i) of this Section 12(b) if the Holder is the prevailing party in any such collection, enforcement or legal proceeding.

13. TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company.

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14. SEVERABILITY; CONSTRUCTION; HEADINGS. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

15. DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or its subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, non-public information on a Report on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its subsidiaries.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Subscription Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Ordinary Shares would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(c) [Intentionally Omitted].

(d) “Bloomberg” means Bloomberg Financial Markets.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

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(f) [Intentionally Omitted}.

(g) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Ordinary Shares.

(h) “Eligible Market” means The Nasdaq Capital Market, the NYSE American LLC, The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange, Inc.

(i) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Ordinary Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding Ordinary Shares, (y) 50% of the outstanding Ordinary Shares calculated as if any Ordinary Shares held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of Ordinary Shares such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding Ordinary Shares, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding Ordinary Shares, (y) at least 50% of the outstanding Ordinary Shares calculated as if any Ordinary Shares held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of Ordinary Shares such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding Ordinary Shares, or (v) reorganize, recapitalize or reclassify its Ordinary Shares, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Ordinary Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares not held by all such Subject Entities as of the Subscription Date calculated as if any Ordinary Shares held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Ordinary Shares without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(j) [Intentionally Omitted]

(k) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(l) “Options” means any rights, warrants or options to subscribe for or purchase Ordinary Shares or Convertible Securities.

(m) “Ordinary Shares” means (i) the Company’s ordinary shares, par value $0.0001 per share, and (ii) any capital stock into which such Ordinary Shares shall have been changed or any capital stock resulting from a reclassification of such Ordinary Shares.

(n) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose ordinary shares or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(o) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(p) “Principal Market” means The Nasdaq Global Market.

(q) “Requisite Holders” means the holders of the Warrants representing a majority of the Ordinary Shares underlying the Warrants then outstanding.

(r) “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Company’s primary trading market or quotation system with respect to the Ordinary Shares that is in effect on the date of receipt of an applicable Exercise Notice.

(s) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(t) “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(u) “Trading Day” means any day on which the Ordinary Shares is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Ordinary Shares, then on the principal securities exchange or securities market on which the Ordinary Shares is then traded.

(v) “Transaction Documents” means any agreement entered into by and between the Company and the Holder, as applicable.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Subscribe For Ordinary Shares to be duly executed as of the Issuance Date set out above.

SMX (Security Matters) Public Limited Company

By:
Name:	Haggai Alon
Title:	Chief Executive Officer

[Signature Page to Pre-Funded Warrant]

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EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

PRE-FUNDED WARRANT TO SUBSCRIBE FOR ORDINARY SHARES

SMX (Security Matters) Public Limited Company

The undersigned holder hereby exercises the right to subscribe for _________________ Ordinary Shares (“Warrant Shares”) of SMX (Security Matters) Public Limited Company, a public limited company incorporated under the laws of Ireland (the “Company”), evidenced by the attached Pre-Funded Warrant to Subscribe for Ordinary Shares (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The holder intends that payment of the Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of Ordinary Shares on or prior to the applicable Share Delivery Date.

SMX (Security Matters) Public Limited Company

By:
Name:
Title:

Exhibit 4.4

THE REGISTERED HOLDER OF THIS WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY DAYS FOLLOWING JUNE 27, 2023 (THE “EFFECTIVE DATE”) TO ANYONE OTHER THAN (I) EF HUTTON, DIVISION OF BENCHMARK INVESTMENTS, LLC OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING FOR WHICH THIS WARRANT WAS ISSUED TO THE UNDERWRITER AS CONSIDERATION (THE “OFFERING”), OR (II) AN OFFICER, PARTNER, REGISTERED PERSON OR AFFILIATE EF HUTTON, DIVISION OF BENCHMARK INVESTMENTS, LLC.

ORDINARY SHARES WARRANT

For the Subscription of 666,667 Ordinary Shares

of

SMX (Security Matters) Public Limited Company

1. Warrant. THIS CERTIFIES THAT, in consideration of funds duly paid by or on behalf of EF HUTTON, DIVISION OF BENCHMARK INVESTMENTS, LLC (“Holder”), as registered owner of this Warrant, SMX (Security Matters) Public Limited Company, a public limited company incorporated under the laws of Ireland (the “Company”), Holder is entitled, at any time or from time to time beginning June 27, 2023 (the “Commencement Date”), and at or before 5:00 p.m., Eastern time, June 27, 2028 (the “Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to 666,667 Ordinary Shares of the Company (the “Shares”), subject to adjustment as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Warrant. This Warrant is initially exercisable at $0.2643 per Share; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2. Exercise.

2.1 Exercise Form. In order to exercise this Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Warrant and payment of the Exercise Price for the Shares being subscribed payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire. Each exercise hereof shall be irrevocable.

2.2 Intentionally Omitted.

“Ordinary Shares” means (i) the Company’s ordinary shares, par value $0.0001 per share, and (ii) any capital stock into which such Ordinary Shares shall have been changed or any capital stock resulting from a reclassification of such Ordinary Shares.

2.3 Legend. Each certificate for the securities subscribed under this Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law which, in the opinion of counsel to the Company, is available.”

3. Transfer.

3.1 General Restrictions. The registered Holder of this Warrant agrees by his, her or its acceptance hereof, that such Holder will not for a period of one hundred eighty (180) days following the Effective Date: (a) sell, transfer, assign, pledge or hypothecate this Warrant to anyone other than: (i) EF Hutton, division of Benchmark Investments, LLC (“EFH”), or an underwriter, placement agent, or a selected dealer participating in the Offering, or (ii) an officer, partner, registered person or affiliate of EFH or of any such underwriter, placement agent or selected dealer, in each case in accordance with FINRA Conduct Rule 5110(e)(1), or (b) cause this Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(e)(2). After 180 days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to subscribe for the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2 Restrictions Imposed by the Act. The securities evidenced by this Warrant shall not be transferred unless and until: (i) if required by applicable law, the Company has received the opinion of counsel for the Company that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, or (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established.

4. Registration Rights.

4.1 Grant of Demand Right. The Company, upon written demand (a “Demand Notice”) of the Holder(s) of at least 51% of the Warrants and/or the underlying Warrant Shares (“Majority Holders”), agrees to register, on one occasion, all or any portion of the Warrant Shares underlying the Warrants (collectively, the “Registrable Securities”). On such occasion, the Company will file a registration statement with the Commission covering the Registrable Securities within sixty (60) days after receipt of a Demand Notice and use its reasonable best efforts to have the registration statement declared effective promptly thereafter, subject to compliance with review by the Commission; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback registration rights pursuant to Section 4.2 hereof and either: (i) the Holder has elected to participate in the offering covered by such registration statement or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty (30) days after such offering is consummated. The demand for registration may be made at any time beginning on the Initial Exercise Date and expiring on the fifth anniversary of the commencement date of sales in the Offering. The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holder(s) to all other registered Holders of the Warrants and/or the Registrable Securities within ten (10) days after the date of the receipt of any such Demand Notice.

4.2 Grant of “Piggy-Back” Right. Whenever the Company proposes to register any of its Ordinary Shares under the Act (other than (i) a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Act is applicable, or (ii) a registration statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Shares issuable upon exercise of this Warrant for sale to the public, whether for its own account or for the account of one or more stockholders of the Company (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than ten (10) Business Days prior to the filing of such registration statement) to the Holder of the Company’s intention to effect such a registration and, subject to the remaining provisions of this Section 4.2, shall include in such registration such number of Registrable Securities that the Holders have (within ten (10) Business Days of the respective Holder’s receipt of such notice) requested in writing (including such number) to be included within such registration. If a Piggyback Registration is an underwritten offering and the managing underwriter advises the Company that it has determined in good faith that marketing factors require a limit on the number of ordinary shares to be included in such registration, including all Shares issuable upon exercise of this Warrant (if the Holder has elected to include such shares in such Piggyback Registration) and all other ordinary shares proposed to be included in such underwritten offering, the Company shall include in such registration (i) first, the number of ordinary shares that the Company proposes to sell and (ii) second, the number of ordinary shares, if any, requested to be included therein by selling stockholders (including the Holder) allocated pro rata among all such persons on the basis of the number of Ordinary Shares then owned by each such person. If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering. Notwithstanding anything to the contrary, the obligations of the Company pursuant to this Section 4.2 shall terminate on the earlier of (i) the seventh anniversary of the Effective Date and (ii) the date that Rule 144 would allow the Holder to sell its Registrable Securities during any ninety (90) day period.

4.3 Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20 (a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other out-of-pocket expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify EFH contained in the Underwriting Agreement between EFH and the Company, dated as of June 22, 2023. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in the Underwriting Agreement pursuant to which EFH has agreed to indemnify the Company.

4.4 Exercise of Warrants. Nothing contained in this Warrant shall be construed as requiring the Holder(s) to exercise their Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

4.5 Documents Delivered to Holders. The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times, during normal business hours, as any such Holder shall reasonably request.

4.6 Underwriting Agreement. The Holders shall be parties to any underwriting agreement relating to a Piggyback Registration. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders, their Shares and the amount and nature of their ownership thereof and their intended methods of distribution.

4.7 Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

4.8 Damages. Should the Company fail to comply with such provisions, the Holder(s) shall, in addition to any other legal or other relief available to the Holder(s), be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

5. New Warrants to be Issued.

5.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereto, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to subscribe for the number of Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

5.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification or the posting of a bond, determined in the sole discretion of the Company, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6. Adjustments.

6.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Shares underlying the Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1 Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Shares is increased by a stock dividend payable in Shares or by a split up of Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding Shares, and the Exercise Price shall be proportionately decreased.

6.1.2 Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding Shares, and the Exercise Price shall be proportionately increased.

6.1.3 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation or merger of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.4 Changes in Form of Warrant. This form of Warrant need not be changed because of any change pursuant to this Section 6.1, and Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

6.2 Substitute Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation or merger of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation or merger which does not result in any reclassification or change of the outstanding Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Warrant providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Shares of the Company for which such Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation or merger, sale or transfer. Such supplemental Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section shall similarly apply to successive consolidations or share reconstructions or amalgamations or mergers.

6.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

7. Reservation. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of the Warrants, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder.

8. Certain Notice Requirements.

8.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall deliver to each Holder a copy of each notice relating to such events given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor.

8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same.

8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) if to the registered Holder of the Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:

If to the Holder:

EF Hutton, division of Benchmark Investments, LLC

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Lucosky Brookman LLP

101 Wood Avenue South

Woodbridge, NJ 08830

Attention: Amit Hazan, Esq.

Email: Ahazan@lucbro.com

If to the Company:

SMX (Security Matters) Public Limited Company

Mespil Business Centre, Mespil House

Sussex Road, Dublin 4, Ireland

Attention: Haggai Alon, Chief Executive Officer

Email: haggai@securitymattersltd.com

With a copy (which shall not constitute notice) to:

Ruskin Moscou Faltischek P.C.

1425 RXR Plaza

East Tower, 15th Floor

Uniondale, NY 11556

Attention: Stephen E. Fox, Esq.

Email: sfox@rmfpc.com

9. Miscellaneous.

9.1 Amendments. The Company and EFH may from time to time supplement or amend this Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and EFH may deem necessary or desirable and that the Company and EFH deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by (i) the Company and (ii) the Holder(s) of Warrants then-exercisable for at least a majority of the Shares then-exercisable pursuant to all then-outstanding Warrants.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

9.3. Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4 Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

9.5 Governing Law; Submission to Jurisdiction; Trial by Jury. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts located in the State of New York and of the United States of America sitting in The City and County of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.6 Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7 Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Warrant, Holder agrees that, at any time prior to the complete exercise of this Warrant by Holder, if the Company and EFH enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the 27 day of June, 2023.

SMX (Security Matters) Public Limited Company

By:
Name:	Haggai Alon
Title:	Chief Executive Officer

[Form to be used to exercise Warrant]

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Warrant for ______ Ordinary Shares, par value $0.0001 per share (the “Shares”), of SMX (Security Matters) Public Limited Company, a public limited company incorporated under the laws of Ireland (the “Company”), and hereby makes payment of $____ (at the rate of $____ per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Warrant is exercised in accordance with the instructions given below and, if applicable, a new Warrant representing the number of Shares for which this Warrant has not been exercised.

Please issue the Shares as to which this Warrant is exercised in accordance with the instructions given below and, if applicable, a new Warrant representing the number of Shares for which this Warrant has not been converted.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:
(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

[Form to be used to assign Warrant]

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Warrant):

FOR VALUE RECEIVED, __________________ does hereby sell, assign and transfer unto the right to subscribe for Ordinary Shares of, par value $0.0001 per share, of SMX (Security Matters) Public Limited Company, a public limited company incorporated under the laws of Ireland (the “Company”), evidenced by the Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: __________, 20__

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Exhibit 99.1

PRESS RELEASE

SMX (Security Matters) Public Limited Company Announces Closing of $3.2 Million Public Offering for Growth Capital

NEW YORK, June 27, 2023 – SMX (Security Matters) PLC (NASDAQ:SMX; SMXWW) announced today the closing of its previously announced underwritten public offering of securities for gross proceeds of approximately $3.24 million, prior to deducting underwriting discounts and commissions and offering expenses payable by the Company and excluding any exercise of the underwriter’s option to purchase any additional securities as described herein.

The public offering was comprised of (i) 13,333,333 ordinary shares of the Company, par value $0.0001 per share (or ordinary share equivalents), (ii) 13,333,333 warrants in the form of Warrant A to subscribe for 13,333,333 ordinary shares, at an exercise price of $0.24 per share and (iii) 13,333,333 warrants in the form of Warrant B to subscribe for 13,333,333 ordinary shares, at an exercise price of $0.24 per share.

The Company also granted the underwriter a 45-day option to subscribe for, in the aggregate, (a) up to 1,999,999 additional ordinary shares (or ordinary share equivalents) at a subscription price per share of $0.24, and/or (b) 1,999,999 warrants in the form of Warrant A to subscribe for an aggregate of 1,999,999 ordinary shares at an exercise price of $0.24 per warrant, and/or (c) 1,999,999 warrants in the form of Warrant B to purchase an aggregate of 1,999,999 ordinary shares at a purchase price of $0.24 per warrant, which may be subscribed for in any combination. At the closing, the underwriter exercised its option for an aggregate of 1,999,999 Warrant A warrants and 1,999,999 Warrant B warrants.

EF Hutton, division of Benchmark Investments, LLC acted as sole underwriter and bookrunner for this offering. Ruskin Moscou Faltischek P.C. and Arthur Cox LLP represented the Company and Lucosky Brookman LLP represented EF Hutton, division of Benchmark Investments, LLC.

The Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form F-1 relating to these securities on June 22, 2023. A final prospectus relating to this offering will be filed with the SEC. The offering is being made only by means of a prospectus, copies of which may be obtained, when available, from: EF Hutton, division of Benchmark Investments, LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, at (212) 970-5150.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

—Ends—

SMX | C/O- Arthur Cox, Mespil Business Centre, Mespil House, Sussex Road, Dublin 4, Ireland, D04T4A6

1

PRESS RELEASE

For further information contact:

INVESTOR RELATION ENQUIRIES

Eric Dusansky

P: +1 917 420 1309 or +1 504 381 4603

E: eric@inflectionpartnersllc.com

SMX GENERAL ENQUIRIES

E: info@securitymattersltd.com

About SMX

As global businesses faces new and complex challenges relating to carbon neutrality and meeting new governmental and regional regulations and standards, SMX is able to offer players along the value chain access to its marking, tracking, measuring and digital platform technology to transition more successfully to a low-carbon economy.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “will,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release may include, for example: the intended use of proceeds from the offering; successful launch and implementation of SMX’s joint projects with manufacturers and other supply chain participants of steel, rubber and other materials; changes in SMX’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; SMX’s ability to develop and launch new products and services; SMX’s ability to successfully and efficiently integrate future expansion plans and opportunities; SMX’s ability to grow its business in a cost-effective manner; SMX’s product development timeline and estimated research and development costs; the implementation, market acceptance and success of SMX’s business model; developments and projections relating to SMX’s competitors and industry; and SMX’s approach and goals with respect to technology. These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing views as of any subsequent date, and no obligation is undertaken to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: the ability to maintain the listing of the Company’s shares on Nasdaq; changes in applicable laws or regulations; the effects of the COVID-19 pandemic on SMX’s business; the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; the risk of downturns and the possibility of rapid change in the highly competitive industry in which SMX operates; the risk that SMX and its current and future collaborators are unable to successfully develop and commercialize SMX’s products or services, or experience significant delays in doing so; the risk that the Company may never achieve or sustain profitability; the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; the risk that the Company experiences difficulties in managing its growth and expanding operations; the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations; the risk that SMX is unable to secure or protect its intellectual property; the possibility that SMX may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties described in SMX’s filings from time to time with the Securities and Exchange Commission.

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SMX | C/O- Arthur Cox, Mespil Business Centre, Mespil House, Sussex Road, Dublin 4, Ireland, D04T4A6

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